EXHIBIT (M)(A)

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Eaton Vance Prime Rate Reserves of our report relating to Eaton Vance Prime Rate Reserves dated February 8, 1995, in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "The Fund's Financial Highlights" appearing in the Prospectus, which is part of such Registration Statement.

Deloitte & Touche LLP

Boston, Massachusetts
October 18, 1995